UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 9, 2005

Keithley Instruments, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-9965	34-0794417
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28775 Aurora Road, Solon, Ohio		44139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(440) 248-0400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On August 9, 2005, the Executive Committee of the Board of Directors of Keithley Instruments, Inc. ("the Company") authorized the accelerating of the vesting of certain unvested and "out-of-the-money" stock options outstanding under the Company's stock plans that had exercise prices of $16.00 or higher as of the close of business on August 9, 2005.

The accelerated vesting of the options held by Officers of the Company is subject to the Officers' agreement not to sell the shares aquired upon exercise of the awards sooner than the original vesting date.

Under the recently revised Financial Accounting Standards Board Statement No. 123 (revised 2004), "Share-Based Payment," the Company will apply the expense recognition provisions relating to stock options beginning October 1, 2005. As a result of the acceleration, the Company expects to reduce stock option expense it otherwise would be required to record by approximately $1.0 million in fiscal 2006 and $0.8 million in fiscal 2007 on a pre-tax basis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keithley Instruments, Inc.

August 15, 2005	By:	Joseph P. Keithley

Name: Joseph P. Keithley
Title: Chairman, President and Chief Executive Officer